Exhibit 10.2

CONTRIBUTION AGREEMENT

AMONG

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.,

RENTECH, INC.

AND

FT SOLUTIONS LLC

i

TABLE OF CONTENTS

(continued)

		Page
Section 6.5	Litigation	7

Section 6.6	Broker’s or Finder’s Fees	7

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY		7

Section 7.1	Survival of Representations and Warranties	7

Section 7.2	Indemnification	7

ARTICLE VIII MISCELLANEOUS		8

Section 8.1	Annexes and Schedules	8

Section 8.2	Notice	8

Section 8.3	Other Provisions	8

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into as of June 15, 2004 (the “Effective Date”) by and among Headwaters Technology Innovation Group, Inc., a Utah corporation (“Headwaters”), Rentech, Inc., a Colorado corporation (“Rentech”), and FT Solutions LLC, a Delaware limited liability company (the “Company”).

BACKGROUND

A. Headwaters is a wholly-owned subsidiary of Headwaters Incorporated, a Delaware corporation (“Parent”). Each of Headwaters and Rentech is a Member of the Company pursuant to that certain Operating Agreement dated as of June 15, 2004 (the “Operating Agreement”).

B. Headwaters and Rentech are each in the business of, among other things, marketing, developing, licensing and otherwise using FT technology throughout the world. Such businesses, (i) as described in this Section B, and (ii) as conducted on the Effective Date, and as such activities have been continued and are currently conducted for customers of Headwaters and Rentech as of the Effective Date, is hereinafter referred to as the “FT Business”.

C. On the terms and conditions set forth in this Contribution Agreement, each of Headwaters and Rentech desires to contribute to the Company certain capital contributions which they own in connection with the FT Business, all in consideration of the grant to each of Headwaters and Rentech of a Membership Interest in the Company, as further detailed in the Operating Agreement.

D. It is the intention of the parties hereto to develop the business of the Company in each party’s respective competencies to ensure the Company’s commercial success.

E. All capitalized terms used and not otherwise defined in this Contribution Agreement shall have the meanings ascribed to them in the Operating Agreement.

ARTICLE I

CAPITAL CONTRIBUTIONS

Section 1.1 Cash Contribution. Headwaters and Rentech shall not be required to make any initial cash contributions, however, the Company may call for cash contributions from time-to-time pursuant to the terms and conditions of the Company’s Operating Agreement.

Section 1.2 Asset Contributions. Upon the terms and subject to the conditions set forth in this Contribution Agreement, at the Closing, the Company shall acquire from each of Headwaters and Rentech and each of Headwaters and Rentech shall transfer, convey, assign and deliver to the Company, as a capital contribution to the Company on behalf of and for the benefit of each of Headwaters and Rentech, valid and marketable title and interest in and to the following assets, rights and properties held by each of Headwaters and Rentech and used principally in or principally related to the FT Business (collectively, the “Contributed Assets”) which have an Agreed Value as defined and set forth in the Operating Agreement:

(a) All software (the “Software”) listed on Annex A;

(b) All equipment, machinery, catalyst, supplies and other personal property (the “Equipment”) listed on Annex B;

(c) All contracts and other agreements (the “Assigned Contracts”) listed on Annex C;

(d) All work in process and deliverables to be furnished under any Assigned Contract (the “WIP”); and

(e) To the extent transferable by Law (as defined below), all consents, registrations, approvals, permits, licenses, orders and authorizations issued to each of Headwaters and Rentech by any Authority (as defined below) of the United States, any state thereof or any foreign jurisdiction relating to the assets described in subsections (a) through (e) above.

Section 1.3 Excluded Assets. The Contributed Assets shall not include, neither Headwaters nor Rentech shall convey, and the Company shall not acquire, any right, title or interest in or to any assets, rights or properties not specifically set forth on Annexes A through C (collectively, the “Excluded Assets”).

Section 1.4 Assumed Liabilities. Upon the transfer of the Contributed Assets to the Company, the Company shall assume and agree to pay or discharge when due the obligations relating to the Contributed Assets whether arising before or after the date hereof (the “Assumed Liabilities”).

Section 1.5 Excluded Liabilities. Notwithstanding anything contained herein to the contrary, the Company shall not assume or be deemed to have assumed, and shall not be liable for, any obligations or liabilities of either of Headwaters or Rentech except those assumed pursuant to Section 1.4.

Section 1.6 Reserved.

Section 1.7 Nonassignable Agreements.

(a) No Assignment. To the extent that any Assigned Contracts are not assignable or transferable without the consent or waiver of the other party or parties thereto or any third party, this Contribution Agreement shall not constitute an assignment or transfer, or an attempted assignment or transfer thereof, until such consent or waiver has been obtained.

(b) Understandings of Headwaters and Rentech. Each of Headwaters and Rentech shall use commercially reasonable efforts, and the Company shall reasonably cooperate therewith, to obtain the consents and waivers referred to in Section 1.7(a). If prior to Closing the parties shall have not received a consent or waiver necessary for the transfer to the Company of any Assigned Contract, the failure to obtain such consent or waiver shall not prevent the Closing. In such case, the Closing of the transactions contemplated by this Contribution Agreement shall not constitute a transfer or any attempted transfer thereof. Rather, following the Closing, the parties shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly such consent or waiver; provided that none of Headwaters, Rentech, or the Company shall be required to pay any material consideration therefor or incur any material liability or obligation in connection therewith. To the extent that any such Assigned Contract cannot be transferred because a consent or waiver was not obtained, until such consent or waiver is obtained, the Company, Headwaters and Rentech, as applicable shall cooperate with each other in any reasonable and lawful arrangements (including subleasing or subcontracting if permitted) to provide to the Company the full economic (taking into account Tax costs and benefits) and operational benefits and liabilities of use of any such Assigned Contract (such arrangement being hereinafter referred to as an “Alternative Arrangement”). Once such consent or waiver relating to the transfer of an Assigned Contract not transferred at the Closing is obtained, Headwaters or Rentech, as applicable, shall promptly transfer or cause to be transferred, such Assigned Contract to the Company for no additional consideration. If a consent or waiver relating to the transfer of an Assigned Contract is not obtained, and if Headwaters or Rentech, as applicable, and the Company are unable to otherwise enter into an Alternative Arrangement with respect thereto, the Capital Account of Headwaters or Rentech, as applicable shall be adjusted to reflect the elimination of such Assigned Contract.

(c) Performance by the Company. To the extent that the Company is provided the benefits pursuant to this Section 1.7 of any such Assigned Contract, the Company shall perform for the benefit of the other party or parties thereto the obligations of Headwaters or Rentech, as applicable, thereunder or in connection therewith, but only to the extent that (i) such performance would result in any default thereunder or in connection therewith and (ii) such obligations would have been Assumed Liabilities (as defined in Section 1.4) but for the nonassignability or non-transferability thereof.

ARTICLE II

THE CLOSING

Section 2.1 Closing. The transfer and acquisition referred to in Article I hereof (the “Closing”) shall take place as of the date hereof (the “Closing Date”).

ARTICLE III

ADDITIONAL AGREEMENTS

Section 3.1 Satisfaction of Liens. Except as may be otherwise set forth on Schedule 4.3, each of Headwaters and Rentech, solely as to the Contributed Assets which it is contributing to the Company pursuant hereto, covenants and agrees that as of the Closing Date, no services, material or work will have been supplied to or for any Contributed Asset for which payment has not been made in full, other than customary services, material and work incident to the operation of the FT Business. If, subsequent to the Closing Date, any Encumbrance or order for the payment of money shall be filed against the Contributed Assets or any portion thereof or against the Company (or any such Encumbrance or order for the payment of money shall otherwise exist) based upon any act or omission, or alleged act or omission, before the Closing Date, of either Headwaters or Rentech, as the case may be, its agents, representatives or employees acting on its behalf, or of any contractor, subcontractor or other authorized agent (whether or not such Encumbrance or order shall be valid or enforceable as such), within ten (10) Business Days after notice to either Headwaters or Rentech, as the case may be, of the filing or other existence thereof, either Headwaters or Rentech, as the case may be, shall take such action, by bonding, deposit, payment or otherwise, as will be necessary to remove or satisfy in full such Encumbrance against such Contributed Asset.

Section 3.2 Transfer Taxes. All stamp, transfer, documentary, sales, use, registration and other use, registration, and other such taxes and fees (including any penalties and interest) incurred, if any, in connection with this Contribution Agreement and the transactions contemplated hereby (collectively, the “Transfer Taxes”) shall be timely paid by the Company.

Section 3.3 Books and Records.

(a) On the Closing Date, the Company shall acquire and take possession of copies or originals of the books and records relating directly and solely to the FT Business and the Contributed Assets (the “Books and Records”); provided that if any part of such Books and Records cannot be separated from books, records, files and other data that do not constitute Books and Records or relate to services or support to be provided by Headwaters or Rentech under the Operating Agreement or any other Additional Agreement, either Headwaters or Rentech shall retain such part of the Books and Records and make such part available to the Company as provided herein.

(b) Headwaters, Rentech and the Company each agrees that it shall preserve and keep the Books and Records or the parts thereof in its possession, as the case may be, in accordance with its records retention policies or for any longer period as may be required by statute, ordinance, rule, regulation, order or policy (“Law”) of any governmental or regulatory body, agency or authority (“Authority”). During such period and subject to appropriate confidentiality undertakings, each party shall permit any of the other parties or their respective counsel, accountants, officers, employees or other representatives access to such Books and Records upon such other party’s reasonable request and during normal business hours for the purpose of examining such Books and Records to the extent reasonably required by such party in connection with (i) any insurance claims by, legal proceedings against or governmental investigations of such party, (ii) the preparation of any tax return required to be filed by such party, the defense of any audit, examination, administrative appeal or litigation of any tax return in which the results of operation of the FT Business were included or (iii) any other reasonable business purpose related to the Contributed Assets or the business of the Company.

Section 3.4 Establishment of Capital Account. On the Closing Date, in consideration of the transfer of the Contributed Assets to the Company, the Capital Account of each of Headwaters and Rentech shall be as set forth in Schedule A of the Operating Agreement.

Section 3.5 Further Assurances. At any time or from time to time after the Closing, each of Headwaters, Rentech and the Company shall, at the reasonable request of any of the others, execute and deliver any further instruments or documents and take any and all such further action as the requesting party may reasonably request in order to consummate and make effective the transactions contemplated by this Contribution Agreement and to put the Company in operating control of the Contributed Assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EACH OF

HEADWATERS AND RENTECH

Each of Headwaters and Rentech, solely as to itself and the Contributed Assets it is contributing pursuant hereto hereby represents, warrants and agrees as follows:

Section 4.1 Existence and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the states of its incorporation. It has the power to own its property and to carry on its business as presently being conducted. It is duly qualified to do business and is in good standing in the states set forth on Schedule 4.1 which are the only jurisdictions where the failure to be so qualified would have a Material Adverse Effect. For the purposes of this Contribution Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of it, the FT Business or the Company, as the case may be, taken as a whole, or on the transactions contemplated hereby.

Section 4.2 Corporate Authority. It has all requisite corporate power and authority to execute and deliver this Contribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly and validly executed and delivered by it and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

Section 4.3 Consents and Approvals; No Violations. Except as set forth on Schedule 4.3, the execution and delivery by it of this Contribution Agreement, its performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by it under any provision of their respective corporate organizational documents or of any agreement to which it is a party or by which it or any of the Contributed Assets is bound, (ii) require it to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to it or any of the Contributed Assets or (iv) violate, conflict with, result in a breach of or default by it (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the Contributed Assets under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which it, as the case may be, is a party or by which it or any of the Contributed Assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

Section 4.4 Restrictive Documents. It is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, Law, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects any of the Contributed Assets, or which conflicts with or would prevent (i) consummation of the transactions contemplated by this Contribution Agreement, (ii) compliance by it with the terms, conditions and provisions hereof or (iii) the continued operation of the FT Business by the Company after the date hereof on substantially the same basis as heretofore operated.

Section 4.5 [Reserved].

Section 4.6 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to its knowledge, any investigation by) any Authority pending or, to its knowledge, threatened, affecting the Contributed Assets or affecting its ability to carry out its obligations under this Contribution Agreement or affecting the continued operation of the FT Business after the date hereof on substantially the same basis as heretofore operated.

Section 4.7 Broker’s or Finder’s Fees. Except as set forth on Schedule 4.7, no agent, broker, person or firm acting on behalf of it is, or will be, entitled to any commission or broker’s or finder’s fees from any party hereto, or from any Affiliate (as defined in the Operating Agreement) of any party hereto, in connection with any of the transactions contemplated by this Contribution Agreement.

ARTICLE V

[RESERVED]

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents, warrants and agrees as follows:

Section 6.1 Existence and Good Standing. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is newly formed for purposes of consummating the transactions contemplated in the Operating Agreement, this Contribution Agreement and the other Additional Agreements and has no liabilities or obligations other than in connection with such transactions.

Section 6.2 Corporate Authority. The Company has all requisite power and authority to execute and deliver this Contribution Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution, delivery, performance and consummation by the Company have been duly and validly authorized and approved by all required action of the Company. This Contribution Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

Section 6.3 Consents and Approvals; No Violations. The execution and delivery by the Company of this Contribution Agreement, the Company’s performance of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both, (i) violate, conflict with or result in a breach of or default by the Company under any provision of its organizational documents or of any agreement to which the Company is a party or by which it or any of its assets is bound, (ii) require the Company to obtain any consent, approval or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to the Company or any of its assets or (iv) violate, conflict with, result in a breach of or default by the Company (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of its assets under any provision of any note, bond, mortgage, indenture, license or other similar instrument or obligation to which the Company is a party or by which it or any of its assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

Section 6.4 Restrictive Documents. The Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, Permit, agreement, contract, instrument, Law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent (i) consummation of the transactions contemplated by this Contribution Agreement or (ii) compliance by the Company with the terms, conditions and provisions hereof.

Section 6.5 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the Company, any investigation by) any Authority pending or, to the knowledge of the Company, threatened, affecting the Contributed Assets or the Cash Contribution or affecting the ability of the Company to carry out its obligations under this Contribution Agreement or affecting the continued operation of the FT Business after the date hereof on substantially the same basis as heretofore operated.

Section 6.6 Broker’s or Finder’s Fees. Except as set forth on Schedule 6.6, no agent, broker, person or firm acting on behalf of the Company is, or will be, entitled to any commission or broker’s or finder’s fees from any party hereto, or from any Person controlling, controlled by or under common control with any party hereto, in connection with any of the transactions contemplated by this Contribution Agreement.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

Section 7.1 Survival of Representations and Warranties. The respective representations and warranties of Headwaters, Rentech and the Company contained in this Contribution Agreement or in any Annex or Schedule attached hereto shall survive the transfer of the Contributed Assets contemplated hereby for a period of two (2) years. Each of the parties hereto shall be entitled to rely on all such representations and warranties regardless of any investigation by or on its behalf and regardless of whether it knew or should have known that such representation or warranty was not true, correct or complete.

Section 7.2 Indemnification. Each of Headwaters and Rentech, separately and not jointly, agrees to indemnify, defend and hold harmless the Company and its partners, directors,

officers, members, agents, representatives, subsidiaries and affiliates from and against any and all claims, demands or suits (by any party, including any governmental entity), losses, liabilities, damages, obligations, payments, costs and expenses (including the costs and expenses of enforcing this indemnification and defending any and all actions, suits, proceedings, demands and assessments, which shall include reasonable attorneys’ fees and court costs) resulting from, relating to, arising out of, or incurred in connection with any breach of any of the representations, warranties and/or covenants contained in this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Annexes and Schedules. The Annexes and Schedules to this Contribution Agreement are deemed a part of this Agreement and are subject to all of the provisions herein. Any fact or item that is clearly disclosed on any Annex or Schedule in such a way as to make its relevance to any representation made elsewhere in this Contribution Agreement or to the information called for by any other Annex or Schedule readily apparent shall be deemed to be an exception to such representation or to be disclosed on such other Annex or Schedule, as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Annex or Schedule shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Contribution Agreement.

Section 8.2 Notice. Except as otherwise provided in this Contribution Agreement, any notice, demand or communication to a party hereto required or permitted to be given by any provision of this Contribution Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered as set forth in the Operating Agreement.

Section 8.3 Other Provisions. The provisions of Article XII of the Operating Agreement, other than Section 12.5 - Notices to Members, Section 12.6 - Bank Accounts and 12.15 - Authority/No Conflicts, are incorporated herein by reference and made a part hereof, mutatis mutandis.

Remainder of page intentionally left blank

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Contribution Agreement as of the date first above written.

HEADWATERS TECHNOLOGY INNOVATION GROUP, INC.

By:
Name:	James A. Lepinski
Title:	Vice President, New Technology and Business Development

RENTECH, INC.

By:
Name:	Ronald C. Butz
Title:	Vice President and Chief Operating Officer

FT SOLUTIONS LLC

By:
Name:
Title:

Signature Page to Contribution Agreement

ANNEX A

Software

1.    From Headwaters :     None.

2.    From Rentech       :    [None.]

ANNEX B

Equipment

1.    From Headwaters :     None.

2.    From Rentech       :    [None.]

ANNEX C

Assigned Contracts

1.    From Headwaters :     None.

2.    From Rentech       :    None.